EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Keyuan Petrochemicals, Inc.(the “Company”) on Form 10-K for the year ended December 31, 2015 and December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Feng Chen, Chief Executive Officer, Chief Financial Officer, and Vice President of Accounting of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  October 17, 2016

/s/ Feng Chen
Feng Chen
Chief Executive Officer, Chief Financial Officer, Vice President of Accounting